As filed with the Securities and Exchange Commission on December 16, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	03-0300793

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4960 Conference Way North
Suite 100
Boca Raton, Florida	33431

(Address of Principal Executive Offices)	(Zip Code)
Bluegreen Corporation 2008 Stock Incentive Plan

(Full title of the plan)
Anthony M. Puleo
Bluegreen Corporation
4960 Conference Way North
Suite 100
Boca Raton, Florida 33431

(Name and address of agent for service)
(561) 912-8270

(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed
Title of	Amount to be	offering price	maximum aggregate	Amount of
securities to be registered	registered(1)	per share(2)	offering price(2)	registration fee(2)
Common stock, par value $0.01 per share(3)	6,000,000	$2.36	$14,160,000	$790.13

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which may become issuable under the Bluegreen Corporation 2008 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low prices of the common stock on the New York Stock Exchange on December 9, 2009.

(3)	Each share of common stock registered under this Registration Statement includes an associated right to purchase from the registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock for $40.00. These purchase rights are not exercisable until the occurrence of certain prescribed events, none of which has occurred. In addition, as of the date of this filing, these purchase rights are evidenced by the certificates representing the common stock and may be transferred only with the common stock. The value attributable to these purchase rights, if any, is reflected in the value of the common stock.

Explanatory Note
     On November 4, 2009, the shareholders of Bluegreen Corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2008 Stock Incentive Plan (the “Plan”) to, among other things, increase the maximum number of shares of the Company’s common stock, par value $0.01 per share, available for grant under the Plan from 4,000,000 shares to 10,000,000 shares. The Company is filing this Registration Statement to register the additional 6,000,000 shares of common stock available for grant under the Plan as a result of the Amendment.
     The additional 6,000,000 shares of common stock registered hereunder are of the same class as those securities registered by the Company under its Registration Statement on Form S-8 which was filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2008 (Registration No. 333-151121) (the “Earlier Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the Commission are incorporated herein by reference:
(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 16, 2009.

(2)	Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on April 30, 2009.

(3)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Commission on May 11, 2009.

(4)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the Commission on August 10, 2009.

(5)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the Commission on November 9, 2009.

(6)	The Company’s Current Report on Form 8-K, filed with the Commission on May 28, 2009.

(7)	The Company’s Current Report on Form 8-K, filed with the Commission on July 6, 2009.

(8)	The Company’s Current Report on Form 8-K, filed with the Commission on July 16, 2009.

(9)	The Company’s Current Report on Form 8-K, filed with the Commission on November 3, 2009.

(10)	The Company’s Current Report on Form 8-K, filed with the Commission on November 19, 2009.

(11)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 16, 2009, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(12)	The description of the Company’s common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 27, 1985, from the Company’s Registration Statement on Form S-1 (Commission File No. 33-13076).

(13)	The description of the Company’s preferred share purchase rights contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on August 2, 2006, and Amendments Nos. 1, 2, 3 and 4 thereto, filed with the Commission on October 18, 2006, May 24, 2007, October 16, 2007 and July 18, 2008, respectively.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     The following exhibits are filed herewith:

Exhibit
Number	Description

4.1	Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.17 of the Company’s Annual Report on Form 10-K, filed with the Commission on March 3, 2008)

4.2	Rights Agreement, dated as of July 27, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Commission on August 2, 2006)

4.3	Amendment to Rights Agreement, dated as of October 16, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the Commission on October 18, 2006)

Exhibit
Number	Description

4.4	Second Amendment to Rights Agreement, dated as of May 21, 2007, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K, filed with the Commission on May 24, 2007)

4.5	Third Amendment to Rights Agreement, dated as of October 15, 2007, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.6 of the Company’s Current Report on Form 8-K, filed with the Commission on October 16, 2007)

4.6	Fourth Amendment to Rights Agreement, dated as of July 17, 2008, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 99.8 of the Company’s Current Report on Form 8-K, filed with the Commission on July 18, 2008)

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page to this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on December 16, 2009.

BLUEGREEN CORPORATION
By:	/s/ Anthony M. Puleo
Anthony M. Puleo,
Senior Vice President, Chief Financial Officer and Treasurer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Maloney, Jr. and Anthony M. Puleo, and each of them acting alone, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John M. Maloney, Jr. John M. Maloney, Jr.	President and Chief Executive Officer	December 16, 2009

/s/ Anthony M. Puleo Anthony M. Puleo	Senior Vice President, Chief Financial Officer and Treasurer	December 16, 2009

/s/ Raymond S. Lopez Raymond S. Lopez	Senior Vice President and Chief Accounting Officer	December 16, 2009

/s/ Alan B. Levan	Chairman of the Board	December 16, 2009
Alan B. Levan

/s/ John E. Abdo	Vice Chairman of the Board	December 16, 2009
John E. Abdo

/s/ Norman H. Becker	Director	December 16, 2009
Norman H. Becker

SIGNATURE	TITLE	DATE

/s/ Lawrence A. Cirillo	Director	December 16, 2009
Lawrence A. Cirillo

/s/ Robert F. Dwors	Director	December 16, 2009
Robert F. Dwors

/s/ Scott W. Holloway	Director	December 16, 2009
Scott W. Holloway

/s/ John Laguardia	Director	December 16, 2009
John Laguardia

/s/ Mark A. Nerenhausen	Director	December 16, 2009
Mark A. Nerenhausen

/s/ J. Larry Rutherford	Director	December 16, 2009
J. Larry Rutherford

/s/ Arnold Sevell	Director	December 16, 2009
Arnold Sevell

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of Ernst & Young LLP